Exhibit 99.1

Zymeworks to Present at the UBS Global Healthcare Conference 2018

Vancouver, Canada (May 10, 2018) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical‑stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that management will present at the upcoming UBS Global Healthcare Conference taking place May 21-23, 2018 in New York, NY, USA.

The Company will present on Monday, May 21, 2018 at 2:00 p.m. ET. Interested parties can access a live webcast of the presentation via a link from Zymeworks’ website at http://ir.zymeworks.com/events-and-presentations, which will also host a recorded replay available afterwards.
About Zymeworks Inc.
Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development, and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of complementary therapeutic platforms and its fully-integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly-differentiated product candidates. Zymeworks’ lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial.  Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks’ wholly-owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies.

Contacts:

Zymeworks Inc.
Investor Inquiries:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Angela Bitting
(925) 202-6211
a.bitting@comcast.net